                                                                   Exhibit 10.24

March 28, 2005


Brian McAndrews
6651 NE Windermere Road
Seattle, WA


Dear Brian:

As discussed at the meeting the Compensation Committee of the Board of Directors of aQuantive held on March 17, 2005, the Compensation Committee wanted to provide additional equity incentives that have significant retention value by granting to you a stock option to purchase 700,000 shares of the Company's common stock under the Company's 1999 Stock Incentive Compensation Plan (the "1999 Plan"). However, the 1999 Plan contains certain limits on the number of shares that may be made subject to awards to any individual in any fiscal year, and therefore in 2005 the Compensation Committee is only permitted to grant you a stock option to purchase 500,000 shares of the Company's common stock. The Compensation Committee granted such an option to you on March 18, 2005, and also authorized the Company to enter into this letter agreement with you with respect to an additional option grant for a minimum of 200,000 shares to be granted in the next fiscal year.

Accordingly, the Company agrees to grant to you, subject to Compensation Committee action, a nonqualified stock option to purchase a minimum of 200,000 shares of the Company's common stock on January 2, 2006, so long as you are providing services to the Company as of that date, at an exercise price per share equal to the closing price of the Company's common stock on January 2, 2006 as reported by the Nasdaq National Market, such option to be for a term of ten years and to vest as set forth on Exhibit A attached to this letter.

Please acknowledge your receipt of and acceptance of this letter agreement by signing below and returning a copy of this letter agreement to the undersigned.

aQuantive, Inc.


/s/ Linda Schoemaker
--------------------------
Linda Schoemaker
Senior Vice President and General Counsel

Acknowledged and accepted:

/s/ Brian McAndrews
--------------------------
Brian McAndrews

                                Exhibit A to March 28, 2005 Letter Agreement

The option to be granted by the Compensation Committee on January 2, 2006 will vest as follows:

Initial vesting - 5% of shares subject to option will vest on March 18, 2006

Thereafter, the specified percentages of the option will vest on the dates indicated below:


        additional 5% over 4 qtrs                      additional 10% over 4 qtrs
        -------------------------                      --------------------------
   Q1         Q2          Q3          Q4          Q1          Q2          Q3          Q4
6/18/06    9/18/06     12/18/06    3/18/07     6/18/07     9/18/07     12/18/07    3/18/08
 1.25%      1.25%       1.25%       1.25%       2.50%       2.50%        2.50%       2.50%


        additional 15% over 4 qtrs                     additional 25% over 4 qtrs
        --------------------------                     --------------------------
   Q1         Q2          Q3          Q4          Q1          Q2          Q3          Q4
6/18/08    9/18/08     12/18/08    3/18/09     6/18/09     9/18/09     12/18/09    3/18/10
 3.75%       3.75%       3.75%       3.75%       6.25%       6.25%       6.25%       6.25%


        additional 40% over 4 qtrs
        --------------------------
   Q1         Q2          Q3          Q4
6/18/10    9/18/10     12/18/10    3/18/11
 10.00%     10.00%      10.00%      10.00%


                                      -3-